UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  April 16, 2008
(Date of earliest event reported)

DCAP GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1158 Broadway, Hewlett, NY	11557
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 374-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective April 16, 2008, the Company issued 780 shares of Series C preferred stock to AIA Acquisition Corp. (“AIA”) in exchange for an equal number of shares of the Company’s outstanding Series B preferred stock. The terms of the Series C preferred stock are substantially identical to those of the Series B preferred stock, except that they are mandatorily redeemable on April 30, 2009 (as compared to April 30, 2008 for the Series B preferred stock) and the Series C preferred stock provides for dividends at the rate of 10% per annum (as compared to 5% per annum for the Series B preferred stock).  The current aggregate redemption amount for the Series C preferred stock is $780,000, plus accumulated and unpaid dividends.  The Series C preferred stock is convertible into our common stock at a price of $2.50 per share.  Members of the family of Barry B. Goldstein, the Company’s Chief Executive Officer, are principal stockholders of AIA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCAP GROUP, INC.
April 16, 2008	By: /s/ Barry B. Goldstein Barry B. Goldstein President